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                                EMPLOYMENT AGREEMENT
                                      BETWEEN
                            KIMBALL INTERNATIONAL, INC.
                                        AND
                                  ARNOLD F. HABIG

   THIS AGREEMENT, made and entered into as of the 12th day of June, 1990, by and between KIMBALL INTERNATIONAL, INC., an Indiana corporation with its principal office located in the City of Jasper, Indiana (hereinafter referred to as the "COMPANY"), and ARNOLD F. HABIG of the City of Jasper, Indiana (hereinafter referred to as "HABIG").

                                    WITNESSETH:

   WHEREAS, the parties entered into an Employment Agreement dated December 8, 1981, as extended by Supplemental Agreement dated April 13, 1982, and February 24, 1987, whereby HABIG agreed to perform certain executive services for the COMPANY, which the COMPANY agreed to accept; and,

   WHEREAS, it is the desire of the parties hereto, to enter into a new employment agreement superseding and setting aside the Employment Agreement dated December 8, 1981, as supplemented, effective as of the date of the execution of this agreement; and,

   WHEREAS, HABIG is currently the Assistant to the Chief Executive Officer of the COMPANY and has previously served the COMPANY as President and Chairman of its Board of Directors over many years and has managed its affairs capably, efficiently and in such manner that, largely as a result thereof, the COMPANY has attained and continues to maintain a pre-eminent position in the industry of which it is a part, both foreign and nationwide; and,

   WHEREAS, it is the mutual desire of the parties that HABIG shall continue to serve as an officer in the official capacity as Assistant to the Chief Executive Officer of the COMPANY, all as hereinafter set forth;

   NOW, THEREFORE, as an inducement to HABIG to continue in the service of the COMPANY and in order to obtain the benefit of his expertise and his knowledge of the administrative, economic and financial affairs of the COMPANY and the industry of which it is a part, and in consideration of the premises and of the mutual covenants and agreements hereinafter set forth the parties agree as follows:


                                         I.

                            EMPLOYMENT - TERM - DUTIES

   The COMPANY hereby continues to employ HABIG as Assistant to the Chief Executive Officer to perform such duties consistent with his experience, abilities and present position as the Board of Directors of the COMPANY may from time to time reasonably assign to him in accordance with the intent and purposes expressed in this Agreement, such employment under this Agreement to commence with the date hereof and to continue thereafter for a term of ten (10) years,

                                                            Exhibit 10(b)

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all in accordance with and subject to the provisions hereof.  HABIG's duties hereunder shall be executive in character; and he shall continue to devote such of his time, effort and attention to the COMPANY as is comparable to that which has been customary for him to devote to the business of the COMPANY in the past.

                                        II.

                        COMPENSATION FOR EXECUTIVE SERVICES

   Subject to the provisions herein stated, the COMPANY shall pay to HABIG as compensation for his services the following:
   (a) An annual salary of One Hundred Sixty Thousand Dollars ($160,000), payable in equal bi-weekly installments; provided that, from time to time as and when the average of the salaries of Senior Executives of the COMPANY shall be increased or decreased, the then salary of HABIG shall be increased or decreased, as the case may be, in the same proportion. For purposes of this Agreement the term "Senior Executives" means the Chairman, the President and the Senior Executive Vice Presidents.
   (b) Such annual bonus as shall be authorized in writing by the Board of Directors.
      HABIG shall continue to be a Participant under and pursuant to the COMPANY's Retirement Plan and shall participate in the Flex Benefit Plan, including health care, and other benefits of the COMPANY as long as he performs services as required thereby in terms of hours worked or various other requirements contained therein from time to time.

                                        III.

                                TEMPORARY DISABILITY

   In the event HABIG suffers a temporary disability and the length of such disability exceeds the COMPANY's corporate policy for the continuance of regular compensation while on leave of absence because of disability, HABIG's compensation shall be reduced to an amount equal to sixty per cent (60%) of the aggregate of his regular compensation at the time he became disabled and his most recent bonus prior to the disability. During such extended temporary disability HABIG's participation in the Retirement Plan, the Flex Benefit Plan and other benefits shall continue according to his eligibility for such benefits. Such reduced compensation shall continue until HABIG returns to full service, in which event his compensation shall be restored to the amounts provided in Paragraph II above, or until he is declared permanently disabled or elects to retire, in which event he shall be compensated thereafter as provided in Paragraph IV below.

                                        IV.

                        PERMANENT DISABILITY OR RETIREMENT

   If the Board of Directors of the COMPANY shall at any time determine by resolution on the basis of sufficient and competent medical advice that because of mental or physical disability, HABIG has become permanently and totally incapacitated to perform all duties which might reasonably be assigned to him hereunder by said Board, or should HABIG elect to retire completely from the

                                                Exhibit 10(b) (Continued)
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performance of any duties on behalf of the COMPANY, then and in either of such events, commencing with the date of the occurrence thereof and continuing thereafter during the remainder of his life, HABIG shall be relieved from performing any duties under this Agreement. HABIG shall have the option to retire at any time by giving written notice thereof to the COMPANY. In the event of HABIG's permanent disability or retirement HABIG shall be entitled to receive and the COMPANY shall pay to him in recognition of his past services, in equal bi-weekly installments, annual compensation at the rate of One Hundred Fifty Thousand Dollars ($150,000) per year for as long as he shall live. In the event of permanent disability or retirement HABIG's participation in the COMPANY bonus, medical and other benefit plans shall cease, effective on the date of such permanent disability or retirement.

                                         V.

                                 BENEFITS TO WIDOW

   In the event of the death of HABIG during the term of this Agreement leaving his wife Barbara T. Habig surviving him, the COMPANY shall pay Barbara T. Habig the sum of Fifty Thousand Dollars ($50,000) per year, payable in equal bi-weekly installments for a period of five (5) years immediately following the death of HABIG.

                                        VI.

                                PAYMENT OF EXPENSES

   In addition to the payment by the COMPANY of compensation for his Executive services pursuant to this Agreement as set forth in paragraph II of this Agreement, the COMPANY shall pay HABIG all expenses incurred by him in the performance of his duties as set forth in paragraph I hereof.

                                        VII.

                           EFFECTIVE DATE AND TERMINATION
                           OF DECEMBER 8, 1981 AGREEMENT

   This Agreement shall be binding upon the COMPANY, its successors and assigns and upon HABIG, his personal representatives, heirs and beneficiaries from and after the date first above set forth and shall supersede and replace any and all prior agreements between the parties relating to the subject matter hereof, including the agreement dated December 8, 1981, as supplemented.

                                       VIII.

                                     AMENDMENT

   This Agreement may be amended at any time by a writing executed by HABIG and the COMPANY as authorized by the Board of Directors.

   THIS AGREEMENT is executed in triplicate, each copy of which when so executed shall be an original but all three copies shall constitute one and the same instrument.
                                                Exhibit 10(b) (Continued)
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                                           KIMBALL INTERNATIONAL, INC.

                                           By DOUGLAS A. HABIG
                                           Its President

ATTEST:

H.E. THYEN
Its Secretary

                                           "COMPANY"

                                           ARNOLD F. HABIG
                                           "HABIG"

STATE OF INDIANA      )
                      ) SS:
COUNTY OF DUBOIS      )

   Before me, the undersigned, a Notary Public, within and for said County and State, on this 12th day of June, 1990, came KIMBALL INTERNATIONAL, INC., an Indiana corporation, by Douglas A. Habig, its President and H.E. Thyen, its Secretary, who, as such President and Secretary, respectively, for and on behalf of said corporation acknowledged the execution of the foregoing agreement and the affixing thereto of the corporate seal of said corporation.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                           DARLENE M. OFER
                                           Notary Public

My County of Residence is
Dubois, State of Indiana
and my Commission Expires:
FEBRUARY 27, 1991


STATE OF INDIANA      )
                      )
COUNTY OF DUBOIS      )

   Before me, the undersigned, a Notary Public, in and for said County and State, personally appeared the above named Arnold F. Habig, and acknowledged the execution of the foregoing Agreement to be his voluntary act and deed for the uses and purposes therein set forth this 12th day of June, 1990.

                                           DARLENE M. OFER
                                           Notary Public

My County of Residence is
Dubois, State of Indiana
and My Commission Expires:
FEBRUARY 21, 1991
                                                Exhibit 10(b) (Continued)